EXHIBIT 2

                                                             CONFORMED COPY

                    INVESTMENT AGREEMENT

          AGREEMENT dated March 25, 1994 between Bell Canada International Inc., a Canadian corporation (the "Purchaser"), and Jones Intercable, Inc., a Colorado corporation (the "Company").

          The parties hereto agree as follows:


                         ARTICLE 1

                        DEFINITIONS

          1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

          "Basic Prospectus" means the prospectus dated June 17, 1993 included in the Registration Statement relating to the Shelf Securities, and the Disclosure Documents incorporated by reference therein.

          "Class A Common Stock" means Class A Common Stock, par value $0.01 per share, of the Company.

          "Common Stock" means Common Stock, par value $0.01 per share, of the Company.

          "Disclosure Documents" means (i) the Company's Annual Report on Form 10-K for the fiscal years ended May 31, 1992 and May 31, 1993, (ii) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31 and November 30, 1992 and February 28, August 31 and November 30, 1993, (iii) the Company's Proxy Statements dated December 18, 1992 and November 19, 1993, (iv) the Company's Current Reports on Form 8-K filed on February 19, 1993, March 1 and 15, 1993, June 15, 1993, December 3, 1993,
January 11, 1994, February 23, 1994 and (v) the Company's Form 10-C filed on March 1, 1993.

          "Dollars" or "$" means United States dollars.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.




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          "Governmental Authority" means any local, county, state,
commonwealth, federal or foreign court, judicial, executive, or legislative instrumentality, or any agency, authority, commission, board or official thereof, including, without limitation, any franchising authority.

          "Intercable Group" means, at any time, the Company and each Person that is a Subsidiary of the Company at such time.

          "Intercable Group Entity" means, at any time, each Person included in the Intercable Group at such time.

          "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

          "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of such Person and its Subsidiaries, taken as a whole.

          "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Proposed Transaction" means the transaction contemplated by the letter agreement dated December 2, 1993 among the Company, the Purchaser, Glenn R. Jones and Jones International, Ltd.

          "Prospectus" means the Basic Prospectus, as supplemented by the Prospectus Supplement.

          "Prospectus Supplement" means the prospectus supplement dated March 25, 1994 specifically relating to the Shares in the form delivered to the Purchaser at the Closing, and the Disclosure Documents incorporated by reference therein.

          "Registration Rights Agreement" means the Registration Rights Agreement between the Purchaser and the Company dated the date hereof.

          "SEC" means the Securities and Exchange Commission or its successor.



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          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Subsidiary" means, as to any Person, (i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned or controlled by such Person, (ii) any partnership of which such Person is, directly or indirectly, a general or managing partner or (iii) any other entity that is, directly or indirectly, controlled by such Person.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

     Term                                    Section
     ----                                    -------

     Closing                                    2.2
     Outstanding Securities                     3.5
     Registration Statement                     3.7
     Shares                                     2.1
     Shelf Securities                           3.7


                         ARTICLE 2

                     PURCHASE AND SALE

         2.1 Purchase and Sale. The Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, 2,500,000 shares of Class A Common Stock (the "Shares") for a purchase price of $22.00 per Share.

         2.2 Closing Deliveries. (a) In connection with the closing (the "Closing") of the purchase and sale of the Shares hereunder:

          (i)  the Purchaser shall deliver to the Company
     $55,000,000 in immediately available funds by wire transfer to an account of the Company with a bank designated by the Company;

         (ii) the Company shall deliver to the Purchaser a certificate representing the Shares, duly registered in the name of the Purchaser;

        (iii) the Purchaser and the Company shall execute and deliver the Registration Rights Agreement;



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         (iv)  the Purchaser shall receive an opinion of
     Elizabeth M. Steele, counsel to the Company;

          (v)  the Company shall receive an opinion of
     Martine Turcotte and Robert Drolet, counsel to the Purchaser; and

         (vi) the Company shall deliver to the Purchaser all documents it may reasonably request relating to the existence of the Company and the authority of the Company to execute and deliver this Agreement and the Registration Rights Agreement, all in form and substance reasonably satisfactory to the Purchaser.

         (b)  All deliveries and transactions at the
Closing shall be deemed to take place simultaneously.


                         ARTICLE 3

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser:

         3.1 Corporate Existence. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Colorado and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company has heretofore delivered to the Purchaser true and complete copies of its articles of incorporation and bylaws as currently in effect.

         3.2 Corporate Power and Authorization. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the Registration Rights



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Agreement constitute valid and binding agreements of the Company.

         3.3 Governmental Authorization. Assuming the accuracy of the Purchaser's representations and warranties contained in Section 4.3, the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby require no action of any Intercable Group Entity by or in respect of, or filing by any Intercable Group Entity with, any Governmental Authority organized within the United States of America, England or Spain, other than any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement do not:
(i) violate the articles of incorporation or by-laws of the Company, (ii) assuming the accuracy of Purchaser's representations and warranties contained in Section 4.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Intercable Group Entity under, or cause a loss of any benefit to which such Intercable Group Entity is entitled under, any agreement or other instrument binding upon any Intercable Group Entity or any franchise, license, permit or other similar authorization held by any Intercable Group Entity or (iv) result in the creation or imposition of any Lien on any asset of any Intercable Group Entity, except in the case of clauses (ii), (iii) and (iv), to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss or Lien would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         3.5 Capitalization of the Company. (a) At the date hereof, but without giving effect to the issuance of the Shares:

          (i)  the Company's authorized capital stock
     consists of (A) 5,550,000 shares of Common Stock, of which 5,498,539 shares are issued and 4,913,021 shares are outstanding, and (B) 30,000,000 shares of Class A Common Stock, of which 13,520,502 shares are issued and 12,275,088 shares are outstanding,



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         (ii)  there are outstanding employee stock options
     to purchase an aggregate of 200,000 shares of Common
     Stock and 852,628 shares of Class A Common Stock,

        (iii) there are outstanding $19,468,000 principal amount of 7.5% Convertible Debentures due June 1, 2007 of the Company, which are convertible into 1,289,272 shares of Class A Common Stock, and

         (iv)  the Company holds (a) 585,518 shares of
     Common Stock and (b) 1,245,414 shares of Class A Common
     Stock in its treasury.

         (b) Except as set forth in paragraph (a) of this Section 3.5, as of the date hereof there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses
(i), (ii) and (iii) being referred to collectively as the "Outstanding Securities"). There are no outstanding obligations of any Intercable Group Entity to repurchase, redeem or otherwise acquire any Outstanding Securities.

         (c) To the knowledge of the Company, there are no voting trusts, shareholder agreements or any other agreements or understandings with respect to the voting of any shares of capital stock of the Company other than those so created by the articles of incorporation and by-laws of the Company.

         3.6 Due Authorization and Validity of the Shares. The Shares have been duly authorized and, when delivered against payment therefor will be, validly issued, fully paid and non-assessable. The Shares are not subject to any preemptive or similar right, and will be delivered to Purchaser free and clear of any Lien.

         3.7 The Registration Statement and the Prospectus. (a) On June 18, 1993 the Company filed with the SEC a registration statement on Form S-3 (Registration No. 33-64602) (together with exhibits thereto, the "Registration Statement") relating to 6,000,000 shares of Class A Common Stock to be issued from time to time by the Company (the "Shelf
Securities").



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         (b)  The Registration Statement was declared effective by the SEC on July 7, 1993. Each part of the Registration Statement, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the SEC.

         (d) The Registration Statement and the Prospectus comply in all material respects with the Securities Act. The Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         3.8 Disclosure Documents. (a) The Company has delivered to the Purchaser all reports, statements, schedules and registration statements (including documents incorporated by reference therein) filed with the SEC by the Company since May 31, 1992, including the Disclosure Documents.

         (b) The Company has duly filed with the SEC each Disclosure Document, and each such Disclosure Document when it was filed complied in all material respects with the Exchange Act.

         3.9 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Intercable Group Entity who might be entitled to any fee or commission from the Purchaser or any Intercable Group Entity in connection with the purchase by the Purchaser of the Shares, provided that the parties hereto acknowledge that certain such fees will be payable by the Company in the event the Proposed Transaction is consummated.


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                         ARTICLE 4

      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company that:

         4.1 Corporate Existence. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Canada and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Purchaser.

         4.2 Corporate Power and Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement are within the corporate powers of the Purchaser and have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement and the Registration Rights Agreement constitute valid and binding agreements of the Purchaser.

         4.3 Governmental Authorization. Assuming the accuracy of the Company's representations and warranties contained in Section 3.3, the execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby require no action by Purchaser by or in respect of, or filing by Purchaser with, any Governmental Authority organized within Canada or any other jurisdiction where the Purchaser conducts material business, other than (a) filings required by the Exchange Act and (b) any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Purchaser.

         4.4 Non-Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement do not (i) violate the certificate of incorporation or bylaws of Purchaser, (ii) assuming the accuracy of the Company's representations and warranties contained in Section 3.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree or (iii) require any consent or other action by any Person under, or constitute a default under, any agreement or



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instrument binding upon the Purchaser, except, in the case
of clauses (ii) and (iii), to the extent that any such violation, failure to obtain any such consent or take such other action would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Purchaser.

         4.5  Finders' Fees.  There is no investment
banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission from Purchaser or any Intercable Group Entity in connection with the purchase by the Purchaser of the Shares.


                         ARTICLE 5

                         COVENANTS

         5.1 Prospectus Supplement. The Company shall promptly file with, or transmit for filing to, the SEC the Prospectus Supplement pursuant to Rule 424 under the Securities Act.

         5.2 Observer. From the date hereof until the date on which the Company or Investor announces that they are no longer pursuing the Proposed Transaction, the Company agrees that Investor shall be entitled to designate an observer to attend meetings of the Board of Directors of the Company, provided that such observer shall be excluded from such meetings at all times during which the Board of Directors is discussing or considering a transaction between the Company and Investor, or any other matter for which the attendance of such observer would not be in the best interests of the stockholders as determined by the independent directors or the Chairman of the Board. The Company shall provide such observer with the same notice of meetings of the Board of Directors as that provided to directors of the Company.

         5.3 NASD Listing. The Company shall promptly take any action necessary to qualify the Shares for trading on the NASDAQ National Market System.


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                         ARTICLE 6

                       MISCELLANEOUS

         6.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing
(including facsimile transmission) and shall be given,

     if to the Purchaser, to:
         Bell Canada International Inc.
         1000, rue de la Gauchetiere West
         Bureau 1100
         Montreal, Quebec
         Canada H3B 4Y8
         Attention:  Chief Financial Officer
         Fax:  514-392-2262

     with a copy to:
         Bell Canada International Inc.
         1000, rue de la Gauchetiere West
         Bureau 1100
         Montreal, Quebec
         Canada H3B 4Y8
         Attention:  General Counsel
         Fax:  514-392-2342

     if to the Company, to:
         Jones Intercable, Inc.
         9697 East Mineral Avenue
         Englewood, Colorado  80112
         Attention:  President
         Fax:  303-799-4675

     with a copy to:
         Jones Intercable, Inc.
         9697 East Mineral Avenue
         Englewood, Colorado  80112
         Attention:  General Counsel
         Fax:  303-799-1644

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         6.2 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the



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case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b)  No failure or delay by any party in
exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         6.3 Survival. The covenants, representations and warranties of the parties hereto contained in this Agreement shall survive for a period of one year after the Closing, unless otherwise agreed by the parties hereto.

         6.4 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         6.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         6.6  Governing Law.  This Agreement shall be
governed by and construed in accordance with the law of the State of Colorado, without regard to the conflicts of law rules of such state.

         6.7 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         6.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning of interpretation of this Agreement.

         6.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.



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         IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         BELL CANADA INTERNATIONAL INC.



                         By:  /s/ Martine Turcotte
                             ---------------------------
                             Title: General Counsel and
                                    Corporate Secretary


                         JONES INTERCABLE, INC.



                         By:  /s/ Elizabeth Steele
                             ---------------------------
                             Title: Vice President

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